
NFE INC.

New Frontier Energy, Inc.



Trading Symbol: NFEI

Investor
Presentations
November 2008

Information on forward-looking statements

This document may contain forward-looking statements including declarations regarding New Frontier Energy, Inc. and it's future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. These statements are made only as of the date of this report and future events may cause them to be less likely to prove to be true.

NFEI Profile

New Frontier Energy, Inc., is an independent oil & gas exploration and production company focused on developing 70,914 net acres of leaseholds in the Atlantic Rim area of the Greater Green River Basin, and the Denver Julesburg Basin in northeastern Colorado.

The company's business strategy calls for developing oil and gas production at the Focus Ranch Unit and expanding production in the adjacent Slater Dome Field by drilling high impact conventional & unconventional targets defined by 2D seismic in both prospect areas together with developing the CBM play, underway since 2005.

The common stock is listed on the over the counter bulletin board under the symbol "NFEI". Additional information is available at www.nfeinc.com.

Slater Dome, Focus Ranch, Flattops, Battle Mountain

- **Atlantic Rim/Washakie Basin - 70,914 net acres**
  - Slater Dome, Moffat County (CO) - 35,538 net acres
  - Focus Ranch Unit, Routt County (CO) - 30,500 net acres
  - Flattops, Carbon County (WY) - 3,276 net acres
  - Battle Mountain, Carbon County (WY) - 1,600 net acres

Established CBM Production with Conventional & Unconventional Drill Targets at Deeper Depths

- Producing gas since June 2005
- NFEI operates all the properties
- 19 wells drilled to date at Slater Dome--16 producing, 3 awaiting connections
- 1 Niobrara/Frontier well at Focus Ranch awaiting connection to gathering line
- Potential Frontier/Niobrara, Mancos shale, Deep Creek and Igneous Intrusives seismically defined drill sites
- Over 500 CBM wells with 6 coal sections of productive potential as a stable base to grow reserves
- 18 mile pipeline from Slater Dome Field to the Questar tap in Baggs, Wyoming, with excess capacity in place


WYOMING
MAPPED AREA
COLORADO

O&G Operators in Development Fairway


ATLANTIC RIM, GREATER GREEN RIVER BASIN
Double Eagle (DBLE)
Cow Creek Field
80.1 BCFG
Anadarko Petroleum (APC)
Warren Resources (WRES)
Sierra Madre Field
Merit Energy,
West Side Canal
New Frontier Energy
(NFEI)
Slater Dome
Yates
Flattops Prospect
Focus Ranch Unit

NFEI Corporate Milestones

- Developed Slater Dome from prospect into core producing asset with 15.6 BCF proved reserves net to NFEI's interest as of February 2008.
- Constructed 18 mile gathering line from Slater Dome Field to the Questar tap in Baggs, Wyoming to commence gas production in June 2005.
- Became Slater Dome Operator in December 2006 & began field workover program that achieved four-fold increase in gas production.
- Entered farmout agreement to acquire 74% working interest & become operator at the Focus Ranch Unit, located southeast and adjacent to Slater Dome Field (30,500 net acres).
- Completed testing 3 zones in Focus Ranch Federal 12-1 well resulting in a discovery well in the Focus Ranch Unit.
- Increased proved reserves every year since establishing production.
- Raised $28 million in equity to fund development to date.

Estimated Proved, Probable & Possible Resources net to NFEI

Feb. 2008

(Only covers Slater Dome CBM Production)

- **15.6 BCF -** estimated total proved reserves net to NFEI with 58 wells drilled.
- **60 BCF -** estimated probable resources net to NFEI.
- **158 BCF -** estimated possible resources net to NFEI.
- **233.6 BCF -** total proved, probable & possible resources net to NFEI with 500 locations.

- *NOTE TO INVESTORS: The SEC permits oil and gas companies to disclose **only proved reserves** that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms on this presentation, such as "**probable & possible resources**" and "**recoverable CBM resources,**" that **are not permitted to be included in filings with the SEC**. Investors are urged to consider closely the disclosure in our Form 10-K, that we file with the SEC at its public reference facility.*

Estimated Future Cash Flows From CBM Production

	February 29, 2008
Future cash inflows	$ 113,608,380
Deduct:	
Future production costs	40,881,780
Future development costs	13,240,600
	54,122,380
Future net cash flows	59,486,000
Less 10% discount amount	26,876,000
PV-10 discounted future net cash	$ 32,610,000

Potential Results from Testing Focus Ranch Federal 12-1 Well in October 2008

- **14 BCFE -** estimated total possible resources net to NFEI's interest.
- **Flow Test -** 2.3 MCF and 100 Barrels of Condensate to 100% of the interests.
- **24 Well Drilling Potential –** estimate based on 18.4 square mile seismically defined structure.
- **Estimated PV-10 Potential Discounted Cash Flow** - $33 Million per well to NFEI's interest.

- *NOTE TO INVESTORS: The SEC permits oil and gas companies to disclose* ***only proved reserves*** *that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms on this presentation, such as "****probable & possible resources****" and "****recoverable CBM resources,****" that* ***are not permitted to be included in filings with the SEC****. Investors are urged to consider closely the disclosure in our Form 10-K, that we file with the SEC at its public reference facility.*


SIERRA MADRE FIELD
13N 90W
13N 89W
13N 88W
12N 90W
12N 89W
12N 88W
12N 87W
FOCUS RANCH UNIT
SLATER DOME FIELD
12N 90W
12N 89W
12N 88W
12N 87W
FOCUS RANCH EXTENDED UNIT
11N 90W
11N 89W
11N 88W
11N 87W
FOCUS RANCH EXTENDED UNIT

Why New Frontier Energy ?

- NFEI's has a RESOURCE play; with CBM development to mitigate the drilling risk
- Testing of Focus Ranch Unit well in October 2008 resulted in flow rate potentials of 100 barrels of condensate and 2.3 million cubic feet of gas per day. Potential reserves from the well approximates 14 BCFe to NFEI's interest
- 18.4 square mile, seismically defined resource play at the Focus Ranch with 24 drill sites
- Proved that the Niobrara trend from the Serria Madre Field along the King Solomon's fault is present at the Slater Dome and Focus Ranch
- Large inventory of low cost CBM wells with over 500 potential locations with 6 potential coal sections; Upper and Lower Iles, Williams Fork, Almond, Pioneer and Darling coal seams throughout the acreage
- D, J and Niobrara oil potential in the Denver Julesberg Basin prospect

Why New Frontier Energy ?

- ✓ Infrastructure assets in place
- ✓ 3% of the 70,900 net acres in the Atlantic Rim is developed
- ✓ Location is everything
  - ❖ 4 Niobrara wells at the Sierra Madre Field ½ mile northwest of the acreage position produced in excess of 546,000 barrels of oil and 3,975,000 MCF of gas
  - ❖ EOG Resources announced a fractured Niobrara discovery southeast of NFEI's acreage with an estimated potential of 10,000,000 to 80,000,000 barrel of oil equivalents
  - ❖ Deep Creek sands produce at the Savery field two miles north of NFEI's acreage block
- ✓ Multiple conventional targets including Deep Creek, Niobrara, Frontier and Igneous intrusives ("sills"), identified by seismic testing are present in NFEI's Atlantic Rim acreage position
- ✓ Management has extensive O&G experience, a successful track record cultivating institutional shareholders, and has raised $28 million to fund development since inception

Current Status & Strategy for Growth

- Increase Production--up 65% over prior year to 115,000 MCF for six month period ended August 2008 (Primarily coalbed methane production).
- Decreasing operating costs—27% for six month period ended August 2008 compared with 2007.
- Reenter Focus Ranch 3-1 well--log shows 180 feet of potential Niobrara & Frontier formations present analogous to Focus Ranch 12-1 tested October 2008
- Future development efforts will concentrate on higher impact unconventional & conventional drilling targets below the CBM zones identified by 2D seismic at both the Focus Ranch and Slater Dome.
- Marketing 7,641 Net Acre Amber Waves prospect in the D J Basin to industry partners to provide working capital.
- Selling a small working interest in the Focus Ranch 12-1 well to provide working capital.
- Sell CBM development limited partnership interests.

Capital Structure & Valuations

As of 10/31/08:

13.2 million: Common stock outstanding now

23.6 million: Common stock equivalents from Series B & C preferred equity

- **36.8 million: Common stock outstanding after effect of preferred conversion**

- **$21.2 million** - Total stockholder equity
- **$22 million*** - Market Cap (*based on 10/31/08 closing price $0.62 and proforma 36.8 million shares outstanding)
- **15.6 Bcf - Proven Reserves as of Feb. 2008**
- **$32.6 million Net future cash flow** after 10% discount, production & development costs.

Key Drivers for Building Shareholder Value

- Moving drilling to focus to drilling 24 potential Niobrara/Frontier drill sites which could yield up to 14BCFe of reserves per location
- Reenter Focus Ranch 3-1 well
- Syndicate repeatable low risk CBM development drilling programs
- Low development costs of under $0.75 per Mcf for CBM wells

New Frontier Energy, Inc.

Trading Symbol - NFEI

Paul Laird – CEO
Les Bates – CFO

1789 W Littleton Boulevard
Littleton, CO 80120
303-730-9994


NFE INC.

Supplemental Information

Market for Common Stock & Related Stockholder Matters

- NFEI - OTC BB since June 2004
- 1,716 shareholders of record (including shares held in street name estimated to be 2,224 holders)
- 52 week high 05/27/08 - $1.38
- 52 week low 10/17/08 - $0.43
- 200-Day Moving Average -$1.04
- 16,349 - average volume (3 Mos. ended 11/4/08)
- 13,202,380 shares outstanding (as of 09/18/08)
- Public float 12,830,641

NFEI Capital Structure Supplement

New Frontier Energy Inc Proforma Capitalization	Shares		Proforma Proceeds	Expiration Date
Issued and outstanding October 31, 2008	**13,216,665**		$ -	
Proforma issuances:				
Series B Convertible Preferred	2,869,170		-	no conversion time specified
Series C @ $1.05 automatic conversion in Jan 2010	20,714,286		-	1/15/2010
Total Conversions without $ proceeds	23,583,457			
Pro forma fully diluted before warrants	36,800,122			
Employee warrants and options	584,333		522,000	mostly in 2015
Stock warrants issued to third parties @ 2.00	200,000		400,000	2/28/2010
Stock warrants issued to third parties @ 2.75	100,000		275,000	2/22/2009
Options to officers, directors and others @ $1.25	3,950,000		4,937,500	11/10/2016
Series C AC warrants @ $1.50	21,166,646		31,749,968	1/16/2010
Series C BC warrants @ $2.00	10,583,545		21,167,090	1/16/2010
Series C placement agent warrants @ $1.05	492,857		517,500	1/16/2010
Series C placement agent warrants @ $1.50	492,857		739,286	1/16/2010
Series C placement agent warrants @ $2.00	246,432		492,864	1/16/2010
Series C dividend shares	1,587,500		1,666,875	1/16/2010
Options to third parties @ $2.00	500,000		1,000,000	12/31/2009
Option to third party @ $2.00	350,000		700,000	10/15/2010
Option to third party @ $2.00	41,667		83,334	01/31/11 to 5/31/2011
Option to third party @ $2.00	100,000		200,000	1/30/2011
Options to officers, directors and others @ $1.01	4,200,000		4,242,000	7/23/2018
Shares issued and proceeds from common stock issuances	44,595,837		$ 62,468,083	
Proforma issued and outstanding October 31, 2008	**81,395,958**			
Current public float	**12,844,746**			

Proforma Analysis of Fully Diluted Capital Structure

- **81.4 million** shares after all warrants & options are exercised.
  (Average strike price of $1.40 share would result in $62.4 million in new funding)

Proforma Analysis - based on August 31, 2008 10-K SEC filing

- Proforma Cash Position: $65.7 million
- Proforma Shareholders Equity: $83.6 million
- Proforma Book Value: $1.00 p/share
- Proven Reserves as of February 2008: 15.6 BCF